UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2011
Date of report (Date of earliest event reported)

Arête Industries, Inc.
 (Exact Name of Registrant as Specified in its Charter)

Colorado	33-16820-D	84-1508638
(State of Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification)

P. O. Box 141, Westminster, CO 80036
 (Address of principal executive offices, including zip code)

(303) 427-8688
 (Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure, Election or Appointment of Directors or Officers

The Board of Directors announced the appointment of Donald W. Prosser as Chief Executive Officer, Charles B. Davis as Chief Operating Officer, John Herzog will remain interim Chief Financial Officer, and William Stewart will remain as Corporate Secretary. Mr. Charles Gamber has stepped down as the Chief Executive Officer to pursue other business endeavors and remain on the board of directors and will serve as Assistant Corporate Secretary. The Board has begun a search for as Oil & Gas SEC Chief Financial Officer and expects to employee a full time Chief Financial Officer before the end of May 2011.

Section 8.01 Other Events

On April 27, 2011, Arete Industries, Inc., a Colorado corporation issued a press release announcing the appointment of new executive officers. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read this press release in its entirety.

Section 9.01  Financial Statements and Exhibits
Exhibits.

Exhibit 99.1                      Press Release dated April 27, 2011.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARETE INDUSTRIES, INC.

Date: April 27, 2011	By:	/s/ Donald W Prosser
	Name:	Donald W Prosser
	Title:	Chairman of the Board